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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY


                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT is made as of June 8, 2001 (this "Agreement"), among Plains All American Pipeline, L.P., a Delaware limited partnership (the "Issuer"), Sable Holdings, L.P., a Delaware limited partnership ("Sable"), E-Holdings III, L.P., a Texas limited partnership ("E-Holdings"), KAFU Holdings, LP, a Delaware limited partnership ("Kafu"), PAA Management, L.P., a Delaware limited partnership ("Management Entity"), Mark E. Strome ("Strome"), Strome Hedgecap Fund, L.P., a Delaware limited partnership ("Strome Hedgecap"), John T. Raymond ("Raymond") and Plains All American Inc., a Delaware corporation ("PAAI" and together with Sable, E-Holdings, Kafu, Management Entity, Strome, Strome Hedgecap and Raymond and their permitted transferees, the "Holders" and each a "Holder").

                             W I T N E S S E T H:

     WHEREAS, each of Sable, E-Holdings, Kafu, Strome, Strome Hedgecap and Raymond has entered into Unit Transfer and Contribution Agreements (the "Unit Transfer and Contribution Agreements");

     WHEREAS, the Management Entity may acquire Registerable Securities pursuant to a management incentive plan; and

     WHEREAS, as a condition to the closing of the transactions contemplated by the Unit Transfer and Contribution Agreements the Holders have each requested that the Issuer extend to it certain registration rights, and the Issuer and Holders desire to enter into this Agreement in connection therewith.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

          Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Commission" shall mean the Securities and Exchange Commission or any successor governmental body or agency.

          "Common Unit" shall have the meaning ascribed thereto in the Partnership Agreement.
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          "Demand Registration" shall have the meaning ascribed thereto in
Section 2.1(a).

          "Demand Request" shall have the meaning ascribed thereto in Section 2.1(a).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Issuer with the Commission.

          "Form S-3 Request" shall have the meaning ascribed thereto in Section 2.1(f).

          "Loss" shall have the meaning ascribed thereto in Section 2.7(a).

          "Partnership Agreement" shall mean that certain Second Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. dated as of November 23, 1998, as amended, modified, supplemented or restated from time to time.

          "Person" shall mean any natural person, firm, individual, business trust, association, corporation, partnership, joint venture, company, limited liability company, unincorporated entity or other entity.

          "Registrable Securities" shall mean Common Units at any time beneficially owned by any Holder whether now owned or hereafter acquired, including, without limitation, Common Units issued or issuable upon conversion of Subordinated Units and any units or other securities into which or for which such Common Units may hereafter be changed, converted or exchanged and any other units or securities issued to Holders of such Common Units (or such units or other securities into which or for which such units are so changed, converted or exchanged) upon any reclassification, combination, subdivision, dividend, exchange, merger, consolidation or similar transaction or event. Notwithstanding the foregoing, as to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission in accordance with this Agreement and declared effective under the Securities Act, (ii) such Registrable Securities shall have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, (iii) such Registrable Securities have been sold in a transaction exempt from the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (iv) such Registrable Securities are in the opinion of counsel reasonably acceptable to Holder able to be sold pursuant to Rule 144(k); or (v) such Registrable Securities are held by a Holder that does not "beneficially own" more than 1% of the outstanding Common Units and such Common Units are able to be sold under Rule 144 (other than Rule 144(k)).

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article 2, including, without limitation, (i) all expenses, including filing fees, in connection with the preparation, printing and filing of one or more registration statements hereunder; (ii) the fees, disbursements and expenses

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of the Issuer's counsel and accountants (including in connection with the delivery of opinions and/or comfort letters) in connection with this Agreement and the performance of the Issuer's obligations hereunder; (iii) the reasonable fees, disbursements and expenses of one counsel for the Selling Holders (not to exceed $15,000 for any one registration) selected by them with the approval of the Issuer (which shall not be unreasonably withheld); (iv) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda (which shall not include legal fees of the underwriters); (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (vi) fees and expenses of other Persons reasonably necessary in connection with such offering, including experts, transfer agents and registrars; (vii) all security engraving and security printing expenses; and (viii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or automated interdealer quotation system on which the Registrable Securities are then listed; provided that Registration Expenses shall exclude all underwriting discounts, selling commissions and transfer taxes, if any, in connection with the sale of any Registrable Securities.

          "Rule 144" shall mean Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

          "Rule 415 Offering" shall mean an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Holder" shall mean any Holder who sells Registrable Securities pursuant to a registration hereunder.

          "Subordinated Unit" shall have the meaning ascribed thereto in the Partnership Agreement.

          Section 1.2 Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE 2
                              REGISTRATION RIGHTS

          Section 2.1  Demand Registration.

          (a) Upon written notice to the Issuer from a Holder or Holders holding at least 10% of the Registrable Securities (the "Demand Request") requesting that the Issuer effect the registration under the Securities Act of all or part of the Registrable Securities held by such requesting Holders (the "Requesting Holders"), the Issuer shall prepare as soon as practicable and file with the Commission, within 30 days after such request, a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to be declared effective under the Securities Act as soon as practicable. A registration

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effected pursuant to a Demand Request pursuant to this Section 2.1(a) shall be referred to herein as a "Demand Registration."

          (b) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration requested by Holders pursuant to this Section
2.1 shall not be deemed to have been effected, and, therefore, not requested and the rights of each Holder shall be deemed not to have been exercised for purposes of paragraph (a) above, if (i) such Demand Registration has not become effective under the Securities Act or (ii) such Demand Registration, after it became effective under the Securities Act, was not maintained effective under the Securities Act for at least 180 days (or such shorter period ending when all the Registrable Securities covered thereby have been disposed of pursuant thereto) and, as a result thereof, the Registrable Securities requested to be registered cannot be distributed in accordance with the plan of distribution set forth in the related registration statement.

          (c) If the Requesting Holders initiating the Demand Registration intend to distribute the Registrable Securities covered by their request by means of an underwritten offering, they shall so advise the Issuer as a part of their Demand Request and the Issuer shall include such information in the written notice referred to in Section 2.1(d). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Requesting Holders initiating the registration (which underwriter or underwriters shall be reasonably acceptable to the Issuer). Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Issuer that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Issuer shall so advise all Requesting Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated to the Requesting Holders on a pro rata basis based on the number of Registrable Securities held by all Requesting Holders; provided,
                                                                 --------
however, that the number of Registrable Securities to be included in such
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underwriting and registration will not be reduced unless all other securities of the Issuer that are entitled by contract or otherwise to be included therein are first entirely excluded from such underwriting and registration. If, as a result of the reduction specified in the immediately previous sentence, the Requesting Holders are required to reduce the securities they sought to register by 50% or more then the registration shall not constitute a Demand Registration under this
Section 2.1. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (d) Within five days after delivery of a Demand Request by a Holder, the Issuer shall provide a written notice to all other Holders, advising each such Holder of its right to include all or part of the Registrable Securities held by such Holder for sale pursuant to the Demand Registration and advising such Holder of procedures to enable such Holder to elect to so include Registrable Securities for sale in the Demand Registration. Any Holder may, within 10 days of delivery to such Holder of a notice pursuant to this Section 2.1(d), elect to so include all or any portion of such Holder's Registrable Securities in the Demand Registration by written

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notice to such effect to the Issuer specifying the number of Registrable
Securities desired to be so included by such Holder. All Holders requesting to have their Registrable Securities included in a Demand Registration pursuant to this Section 2.1(d) shall be deemed "Requesting Holders" for purposes of this
Article 2.

          (e) The Demand Registrations requested pursuant to Section 2.1(a) are subject to all the following limitations: (i) the Issuer shall not be required to effect more than three Demand Registrations (including registrations pursuant to a Form S-3 Request); (ii) the Issuer shall not be required to effect more than one registration statement on Form S-1 or any similar long form registration statement in any 12 month period and (iii) a registration statement on Form S-1 or any similar long form registration statement must include Registrable Securities with an aggregate public offering price of at least $20,000,000;

          (f) Notwithstanding anything contained herein, upon the written request ("Form S-3 Request") of a Holder, the Issuer shall prepare and file with the Commission within 30 days after such request one or more registration statements on Form S-3 (which may at the Holder's request be a Rule 415 Offering) covering the resale of Registrable Securities in an amount as requested by such Holder, and the Issuer shall use its best efforts to obtain the effectiveness of such registration statement as soon as practicable after filing and to maintain the effectiveness of such registration statement until the Registrable Securities have been sold pursuant thereto; provided, however,
                                                            --------  -------
that the Issuer shall not be obligated to effect any such registration pursuant to this Section 2.1(f): (i) if Form S-3 is not available or (ii) if the Holders, together with the holders of any other securities of the Issuer entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $20,000,000.

          Section 2.2    Piggyback Registrations.

          (a)  Right to Piggyback. Each time the Issuer proposes to register any
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of its equity securities under the Securities Act (other than registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) for sale to the public, whether for the account of the Issuer or the account of any securityholder, the Issuer shall give prompt written notice to each Holder of Registrable Securities, which notice shall be given not less than 20 days prior to the proposed initial filing date of the Issuer's registration statement and shall offer each such Holder the opportunity to include in such registration all or part of the Registrable Securities held by such Holder. Each Holder who desires to include Registrable Securities in such registration shall so advise the Issuer in writing (stating the number of Registrable Securities desired to be registered or sold) within 15 days after the date of such notice from the Issuer. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Securities in any offering pursuant to this Section 2.2(a) by giving written notice to the Issuer of such withdrawal. The Issuer may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

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          (b)  Priority on Piggyback Registrations.  If the registration
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statement under which the Issuer gives notice under this Section 2.2 is for an underwritten offering, the Issuer shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of the Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of securities to be underwritten, the number of securities that may be included in the underwriting shall be allocated as follows:

          (i) with respect to an offering initiated by the Issuer on its own behalf, first, to the Issuer, and second to the Holders and any other securityholders of the Issuer who have the right to include securities in such offering pro rata based on the number of securities proposed by such Persons to be included in the offering; and

          (ii) with respect to an offering pursuant to demand registration rights of securityholders of the Issuer other than the Holders, first to the securityholders pursuant to their demand registration rights, second to the Issuer, and third, to the Holders and any other securityholders of the Issuer who have the right to include securities in such offering pro rata based on the number of securities proposed by the Holders and such other securityholders to be included in such offering.

If as a result of the provisions of this Section 2.2(b) any Holder shall not be entitled to include all Registrable Securities in an offering that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Securities in such offering prior to completion of the offering.

          Section 2.3 Certain Delay Rights. The Issuer may defer the filing or effectiveness (but not the preparation) of a registration statement required by
Section 2.1 for a period not to exceed 90 days (or, if longer, 90 days after the effective date of the registration statement contemplated by clause (ii) or
(iii) below) if (i) at the time the Issuer receives the Demand Request or Form S-3 Request, the Issuer or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the general partner of the Issuer determines in good faith that such disclosure would be materially detrimental to the Issuer and its securityholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, (ii) within ten (10) business days following its receipt of a Demand Request or Form S-3 Request, the Issuer decides to effect a public offering of the Issuer's securities of the same class as Registrable Securities for the Issuer's account, or (iii) prior to the receipt of any Demand Request or Form S-3 Request, another Person has exercised demand registration rights and the Issuer has begun preparations or planning for the offering. A deferral of the filing or effectiveness of a registration statement pursuant to this Section
2.3 shall be lifted, and the

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requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) or (iii) of the preceding sentence, the proposed offering for the Issuer's or another securityholder's account is abandoned. In order to defer the filing or effectiveness of a registration statement pursuant to this Section 2.3, the Issuer shall promptly (but in any event within three
(3) business days), upon determining to seek such deferral, deliver to each Holder a certificate signed by an executive officer of the general partner of the Issuer stating that the Issuer is deferring such filing pursuant to this
Section 2.3 and a general statement of the reason for such deferral, and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Requesting Holders or the Holder who delivered the Form S-3 Request and for which registration was previously requested may withdraw such Demand Request or Form S-3 Request, as applicable, by giving notice to the Issuer. If withdrawn, the Demand Request or Form S-3 Request, as applicable, shall be deemed not to have been made for all purposes of this Agreement other than this Section 2.3. The Issuer may defer the filing of a particular registration statement pursuant to this Section 2.3 only once during any 12-month period.

          Section 2.4 Expenses. Except as provided herein, the Issuer shall be responsible for all Registration Expenses with respect to each registration hereunder, whether or not any registration statement becomes effective. Notwithstanding the foregoing, (i) each Holder shall be responsible for all underwriting discounts, selling commissions and transfer taxes, if any, in connection with the sale of securities by such Holder, and (ii) the Issuer shall be responsible for all out-of-pocket costs and expenses of the Issuer and its officers and employees incurred in connection with providing the assistance and/or attending analyst or investor presentations or any "road show" undertaken in connection with the registration and/or marketing of any Registrable Securities as contemplated in Section 2.5(g).

          Section 2.5 Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, the Issuer shall as promptly as practicable (but subject to the provisions of Section 2.1):

          (a) prepare, file and cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (i) such time as all Registrable Securities proposed to be sold therein have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (ii) the expiration of 180 days after such registration statement becomes effective, provided, that such 180-day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by Section 2.5(e) below is given by

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the Issuer to (y) the date on which the Issuer delivers to the Holders of
Registrable Securities the supplement or amendment contemplated by Section 2.5(e) below;

          (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act and such documents incorporated by reference in such registration statement or prospectus as the Holders of Registrable Securities or such underwriter may reasonably request (it being understood that, subject to Section 2.9 and the requirements of the Securities Act and applicable state securities law, the Issuer consents to the use of the prospectus and any amendment or supplement thereto by each Selling Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment to supplement is a part);

          (d) use its reasonable best efforts to obtain an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in or incorporated by reference into the applicable registration statement, in each such case covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of issuer's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such underwriters may reasonably request and furnish to each underwriter a copy of such opinion and such letter;

          (e) promptly notify the Selling Holders and each underwriter in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, (iii) at any time when a prospectus relating to a registration pursuant to Section 2.1 is required to be delivered under the Securities Act, of the happening of any event that the Issuer becomes aware of, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) of any request by the Commission, or any other regulatory body or other body having jurisdiction, for any amendment or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders, promptly prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

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          (f)  use its reasonable best efforts to list all such Registrable
Securities covered by such registration on each securities exchange or automated interdealer quotation system on which the Common Units are then listed;

          (g) use its reasonable best efforts to assist the Holders in the marketing of Common Units in connection with underwritten offerings hereunder (including, to the extent reasonably consistent with work commitments, using reasonable efforts to have officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with such registration), with all out-of-pocket costs and expenses incurred by the Issuer or such officers in connection with such attendance or assistance to be paid by the Issuer as provided in Section 2.4;

          (h) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions (provided, however, that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or
(B) consent to general service of process in any such jurisdiction);

          (i) make generally available to the Holders an earning statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Issuer's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Issuer timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act, and otherwise complies with Rule 158 under the Securities Act;

          (j) if requested by the managing underwriter or any Selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any Selling Holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

          (k) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each Selling Holder;

          (l) provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement;

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          (m)  cooperate with each Selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

          (n) prepare and file with the Commission promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Issuer or the managing underwriter, is required in connection with the distribution of the Registrable Securities; and

          (o) advise each Selling Holder of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          Section 2.6  Underwriting; Due Diligence.

          (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article 2, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.7, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.5(d). Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.7.

          (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article 2, the Issuer shall give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accounts who have certified the financial statements of the Issuer as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that (i) each Holder and the underwriters and their respective counsel and accountants shall have entered into a confidentiality agreement reasonably acceptable to the Issuer and (ii) each Holder and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to minimize the disruption to the Issuer's business and coordinate any such investigation of the books, records and properties of the Issuer and any such discussions with the Issuer's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

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          Section 2.7    Indemnification and Contribution.

          (a) The Issuer agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and each of its employees, advisors, agents, representatives, partners, officers and directors, and each Person, if any, who controls such Selling Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) ("Losses") insofar as such Losses are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any violation or alleged violation by the Issuer of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Issuer in writing by such Selling Holder (or any representative thereof) expressly for use therein. The Issuer also agrees to indemnify any underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Issuer of the Selling Holders provided in this Section 2.7(a). The reimbursement required by this Section 2.7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          (b) Each Selling Holder agrees to indemnify and hold harmless the Issuer, its employees, advisors, agents, representatives, directors, the officers who sign the registration statement and each Person, if any who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses, insofar as such Losses are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by such Selling Holder (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto; provided that the obligation to indemnify will be several, not joint and several, among such Selling Holders, and the liability of each Selling Holder will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such Selling Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Selling Holder has furnished in writing to the Issuer information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Issuer.

Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Issuer provided in this Section 2.7(b).

          (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 2.7 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld and unless such settlement contains a full and unconditional release of the indemnified party. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

          (d) If the indemnification provided for in this Section 2.7 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any Loss referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Loss, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section
2.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 2.7, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

          (e) The obligations of the parties under this Section 2.7 shall be in addition to any liability which any party may otherwise have to any other party.

          Section 2.8 Available Information. The Issuer agrees to use its reasonable best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) File with the Commission, in a timely manner, all reports and other documents required of the Issuer under the Exchange Act; and

          (c) furnish to a Holder forthwith upon request: a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act; a copy of the most recent annual or quarterly report of the Issuer; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any of the Issuer's securities without registration.

          Section 2.9 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a "Suspension Notice") from the Issuer of the happening of any event of the kind described in Section 2.5(e)(iii), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Issuer that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Issuer, such Holder will deliver to the Issuer all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.5(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each Selling Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Issuer shall use its best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

                                   ARTICLE 3
                                 MISCELLANEOUS

          Section 3.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. The parties understand and agree that the rights provided pursuant to this Agreement are in furtherance of, and not in addition to, any rights granted pursuant to Section
7.12 of the Partnership Agreement.

          Section 3.2 No Conflicting Rights. The Issuer represents and warrants that no other Person has registration rights that conflict with the rights granted to the Holders hereunder.

          Section 3.3 Assignment. Except as otherwise provided herein, no party may assign any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties. A Holder may assign its rights and interests hereunder to any Affiliate of the Holder. Subject to the provisions of this Section 3.3, each transferee shall be a "Holder" for all purposes under this Agreement upon execution and delivery of its written agreement to be bound by the terms hereof. Notwithstanding anything else contained in this Agreement to the contrary, Kafu may assign its rights and interests hereunder to First Union Investors, Inc.

          Section 3.4 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holders representing a majority of the Registrable Securities then held by all Holders provided that no amendment or modification to this Agreement may be made that would materially adversely effect the rights of a Holder hereunder unless such Holder has consented in writing to such amendment or modification.

          Section 3.5 Notices. All notices under this Agreement shall be in writing and shall be deemed to have been received (a) when personally delivered or sent by telecopy, (b) one day following delivery by overnight delivery courier, with all delivery charges pre-paid, or (c) on the third business day following the date on which it was sent by United States mail, postage prepaid, to a party at the address or fax number, as the case may be, of such party as set forth on the signature page of this Agreement or such other address as a party may specify in writing.

          Section 3.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          Section 3.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          Section 3.8 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto; provided, that, this Agreement is also intended to be for the benefit of and is enforceable by each Holder.

          Section 3.9 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas other than the conflict of laws rules thereof.

          Section 3.10 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 3.11 Counterparts. This Agreement may be executed in counterpart, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

                           [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              Plains All American Pipeline, L.P.,
                              a Delaware limited partnership


                              By:  Plains All American Inc.,
                                   its general partner


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________

                              Address:  500 Dallas Street, Suite 700
                                        Houston, Texas  77002

                              Facsimile No.:  (713) 654-1523



                              Sable Holdings, L.P.,
                              a Delaware limited partnership


                              By:  Sable Holdings, L.L.C,
                                   its general partner


                              By:______________________________________
                              Name:
                              Title:

                              Address:  P.O. Box 1083
                                        Houston, Texas  77251

                              Facsimile No.:  (713) 654-1523

                              E-Holdings III, L.P.,
                              a Texas limited partnership

                              By:  E-Holdings III GP, LLC;
                                   its general partner


                              By:______________________________________
                              Name:
                              Title:

                              Address:  c/o EnCap Investments L.L.C.
                                        1100 Louisiana, Suite 3150
                                        Houston, Texas  77002

                              Facsimile No.:  (713) 659-6130



                              KAFU Holdings, LP,
                              a Delaware limited partnership

                              By:  Kafu Holdings, LLC,
                                   its general partner


                              By:______________________________________
                              Name:
                              Title:

                              Address: 1800 Avenue of the Stars, Suite 200 Los Angeles, CA 90067

                              Facsimile No.:  (310) 284-6444

                              Plains All American Inc.,
                              a Delaware corporation


                              By:______________________________________
                              Name:
                              Title:

                              Address:  500 Dallas Street, Suite 700
                                        Houston, Texas  77002

                              Facsimile No.:  (713) 654-1523



                              PAA Management L.P.,
                              a Delaware limited partnership

                              By:  PAA Management LLC,
                                   its general partner


                              By:______________________________________
                              Name:
                              Title:

                              Address:  333 Clay Street, Suite 2900
                                        Houston, Texas  77002

                              Facsimile No.:  (713) 646-4572



                              __________________________________________
                              Mark E. Strome

                              Address:  100 Wilshire Boulevard, Suite 1500
                                        Santa Monica, CA  90401

                              Facsimile No.:  (310) 260-6881

                              Strome Hedgecap Fund, L.P.,

                              By:  Strome Investment Management, L.P.,
                                   its general partner

                              By:  SSCO, Inc.,
                                   its general partner


                              By:______________________________________
                              Name:
                              Title:

                              Address:  100 Wilshire Boulevard, Suite 1500
                                        Santa Monica, CA  90401

                              Facsimile No.:  (310) 260-6881



                              __________________________________________
                              John T. Raymond

                              Address:  500 Dallas Street, Suite 700
                                        Houston, Texas  77002

                              Facsimile No.:  (713) 654-1523